Exhibit 10.12

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into by and between Tandon Digital, Inc., a Delaware corporation (the “Company”, sometimes also referred to as “Tandon”), and David H. Clarke, an individual ("Consultant"), effective as of the 7th day of May 2015 (the "Effective Date").

recitals

A.           Consultant has extensive experience in providing advisory, consumer marketing and management related services for businesses;

B.           The Company desires to retain Consultant to advise the Company on conducting its business and to obtain from Consultant such services; and

C.           The Company and Consultant desire to memorialize and formalize the terms of their relationship on the terms and conditions set forth herein.

In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.            Engagement as Consultant. The Company agrees to retain Consultant to act as an independent consultant to provide the Company with services as a strategic adviser and consultant to the Company, including, but not limited to, matters with respect to business development, brand development and guidance, strategic planning and presentations in support of Tandon’s business (collectively, the “Services”), and Consultant agrees to provide such Services.

2.           Term. The term (“Term”) of this Agreement shall commence on the date hereof and shall continue unless terminated in accordance with Section 5 hereof.

3.           Consideration.

(a)          Share Compensation. In consideration of the Services to be provided by Consultant, the Company shall issue to Consultant 1,250,000 shares of its common stock (the “Tandon Shares”. In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall submit to the Chief Executive Officer of the Company an invoice describing expenses incurred under this Agreement. Company shall provide any documentation requirements and any travel policy restrictions to Consultant in writing in advance, or be foreclosed from relying on such requirements and restrictions to deny reimbursement. The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice.

(b)          Investment Representations, Acknowledgements and Understandings.

(i)          Consultant acknowledges that the purchase of the Tandon Shares involves a high degree of risk in that (1) Tandon will need additional capital to operate its business but has no assurance of additional necessary capital; (2) an investment in Tandon is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Tandon; (3) Consultant may not be able to liquidate his investment; (4) transferability of the Tandon Stock is extremely limited; (5) Consultant could sustain the loss of his entire investment; and (6) Tandon is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to Tandon’s business and operations, and the industries, markets and geographic regions in which Tandon competes;

(ii)         Consultant acknowledges that he has prior investment experience, including without limitation, investment in non-listed and non-registered securities, or he, has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by Tandon to him and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

(iii)        Consultant hereby represents that he has been furnished or given access by Tandon with or to all information regarding Tandon and its financial conditions and results of operations which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of Tandon which he had requested.

(iv)        Consultant acknowledges that the purchase of the Tandon Shares involves tax consequences, and that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Tandon Shares.

(v)         Consultant represents that the Tandon Shares are being purchased for his own account, for investment and not for distribution or resale to others. Consultant agrees that he will not sell or otherwise transfer any of the Tandon Shares unless they are registered under the Act or unless an exemption from such registration is available and, upon Tandon’s request, Tandon receives an opinion of counsel reasonably satisfactory to Tandon confirming that an exemption from such registration is available for such sale or transfer.

(vi)        Consultant understands that Rule 144 (the “Rule”) promulgated under the Act requires, among other conditions, a six (6) month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. Consultant understands that Tandon makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning Tandon, as is required by Rule 144 as one of the conditions of its availability.

(vii)       Consultant understands that he certificates evidencing the Tandon Shares to be issued will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

(c)          Limitations on Transfer. Other than as set forth below, the Consultant agrees that until January 10, 2017, he shall not: (a) sell, assign, exchange, transfer, pledge, distribute or otherwise dispose of (i) any of the Tandon Shares, or (ii) any interest (including, without limitation, an option to buy or sell) in any of the Tandon Shares, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction in respect to any of the Tandon Shares or any interest therein, the intent or effect of which is the effective economic disposition of such shares. Notwithstanding the foregoing, the Consultant may transfer Tandon Shares to any of the following (a “Transferee”): (i) by beneficiary designation, will or intestate succession or (ii) to the Immediate Family (as defined below) of the Consultant or to a trust established by the Consultant for the benefit of the Consultant or the Consultant ’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Section 3(c) as though such Transferee were the Consultant hereunder. For the purposes of this Agreement, the term “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

4.            Nature of Consultant's Relationship to the Company.

(a)          Independent Contractor Status. Consultant is an independent contractor and not an employee of the Company for any purpose whatsoever, including state and federal taxes and workers' compensation insurance. Neither this Agreement, the relationship created between the parties hereto pursuant to this Agreement, nor any course of dealing between the parties hereto is intended to create, or shall create, an employment relationship, a joint venture, partnership or any similar relationship. Consultant does not have, nor shall Consultant hold out Consultant as having, any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company, or to pledge the Company's credit, or to extend credits in the name of the Company.

(b)          Taxes. The Company will not withhold any monies for any state, local or federal taxing authorities from compensation earned by Consultant pursuant to this Agreement.

(c)          Fringe Benefits. Consultant shall receive no fringe benefits under this Agreement whatsoever, and accordingly, shall receive no insurance benefits, disability income, vacation, holiday pay, sick pay, or any other similar benefits.

(d)          Workers' Compensation and Other Insurance Coverage. The Company shall not provide workers' compensation coverage or any other insurance coverage for Consultant. Any and all workers' compensation coverage or other insurance coverage shall be the sole responsibility of Consultant.

(e)          Hours. The time devoted by Consultant to the performance of this Agreement shall be left to the sole discretion of Consultant. Consultant shall not be required to work any specified hours or specified days.

5.           Term.

(a)          This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by agreement of the parties.

(b)          This Agreement may be terminated by either party, with or without cause, upon thirty (30) days prior written notice to the other; provided that if Consultant terminates this Agreement, Consultant shall wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

(c)          Upon termination of this Agreement for any reason, Consultant shall be entitled to retain all compensation referenced in Section 3 herein, such compensation having been deemed earned in full, and shall be entitled to receive such compensation and reimbursement, if any, accrued under the terms of this Agreement, but unpaid, as of the date Consultant ceases work under this Agreement.

6.            Confidential Information.

(a)          Definition of Confidential Information. In the course of Consultant's performance of any Services for the Company, Consultant may have access to and there may be disclosed to Consultant, information of a confidential nature and/or trade secrets that have great value to the Company. Such information ("Confidential Information") includes, but is not limited to, any written, oral and visual information relating to: ideas, concepts, designs, manufacturing or market techniques, know-how, processes, techniques, formulas, data, costs, developments, works in progress, products, trade secrets, computer programs, data bases, software and systems, customer lists, pricing and fee information, suppliers, business plans or financial information; creations and technical information of the Company, or any of its clients, consultants or licensees; or information acquired by Consultant from the Company's employees or agents or from the inspection of the Company's property and information disclosed to the Company by third parties. Except for Consultant's relationship with the Company, Consultant hereby acknowledges that Consultant would not otherwise have access to such Confidential Information.

(b)          Protection of Confidential Information. During the Term and at any time thereafter, Consultant will keep all Confidential Information in confidence and will not disclose any Confidential Information to any other person except (i) to the persons designated in writing by the Chief Executive Officer of the Company, (ii) to the extent such disclosure may be required by law after consultation with the Company's legal counsel and (iii) if such information at the time is generally known to the public through no breach of this Agreement by Consultant or any breach by Consultant of any contractual or fiduciary duty. Consultant will not use any Confidential Information for the gain or benefit of any party outside the Company or for Consultant's own personal gain or benefit outside the scope of Services to be performed for the Company. Consultant will not cause the transmission, removal or transport of Confidential Information from the Company's premises without prior written approval from the Chief Executive Officer of the Company.

(c)          Return of Company Property. At the time of termination of this Agreement Consultant will deliver to the Company (and will not keep in Consultant's possession or deliver to anyone else) any and all computer programs, software, files or systems devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, designs, software, computer disks, photographs, photostats, negatives, undeveloped film, tape recordings or other electronic recordings, other documents or property, or reproductions of any of the aforementioned items, belonging to the Company.

(d)          Representation. Consultant represents that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to Consultant's engagement by the Company. Consultant has not entered into, and agrees not to enter into, any oral or written agreement in conflict herewith.

(e)          Exceptions. Notwithstanding the other provisions of this Agreement, nothing received by Consultant shall be considered to be Confidential Information of the Company, if (i) it has been rightfully received by Consultant from a third party without confidentiality limitations; (ii) it was known to Consultant prior to his first receipt from the Company, as shown by files or other back-up documentation existing at the time of initial disclosure; or (iii) it is required to be disclosed in the context of any administrative or judicial proceeding, provided that prior written notice of such required disclosure and an opportunity to oppose or limit disclosure is given to the Company.

7.            Inventions.

(a)          Assignment of Inventions. Consultant agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all of Consultant’s right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Term (collectively referred to as “Inventions”), except as provided in Section 7(e) below. Consultant further acknowledges that all Inventions which are made by Consultant (solely or jointly with others) within the scope of and during Term are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by such amounts paid to Consultant under this Agreement, unless regulated otherwise by the mandatory law of the State of California.

(b)          Maintenance of Records. Consultant agrees to keep and maintain adequate and current written records of all Inventions made by Consultant (solely or jointly with others) during the Term. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. Consultant agrees not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business.

(c)          Patent and Copyright Rights. Consultant agrees to assist the Company or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world.

(d)          Power of Attorney. If the Company or its designee is unable because of Consultant’s mental or physical incapacity or unavailability or for any other reason to secure Consultant’s signature to assign any of the Inventions under Section 7(a) hereof, or to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Inventions or original works of authorship assigned to the Company or its designee under this Agreement, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and on Consultant’s behalf and stead to execute and file any such assignments or applications, and to do all other lawfully permitted acts to further the assignment of the Inventions, or the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by Consultant. Consultant hereby waives and irrevocably quitclaims to the Company or its designee any and all claims, of any nature whatsoever, which Consultant now or hereafter has for infringement of any and all proprietary rights assigned to the Company or such designee.

(e)          Exception to Assignments. Consultant understands that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that Consultant developed on his own time, without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Consultant for the Company. Consultant will advise the Company promptly in writing of any inventions that Consultant believes meet such provisions.

8.            Rights and Remedies Upon Breach. If Consultant breaches, or threatens to breach Sections 6 or 7 of this Agreement, the Company will have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(a)          Specific Performance. The right and remedy to have this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

(b)          Injunctive Relief. The right and remedy to apply to any court of law or equity having jurisdiction for injunctive relief (without the posting of a bond or other security), it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

9.          Entire Agreement; Interpretation. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof, written or otherwise. This Agreement may be amended or modified only by a written instrument executed by Consultant and by an authorized representative of the Company.

10.         Waiver. Any failure to exercise or delay in exercising any right, power or privilege herein contained, or any failure or delay at any time to require the other party's performance of any obligation under this Agreement, shall not affect the right to subsequently exercise that right, power or privilege, or to require performance of that obligation. A waiver of any of the provisions of this Agreement shall not be deemed, nor shall it constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

11.         Assignment; Binding Effect. This Agreement shall inure to the benefit of, and be enforceable by, the Company and its successors and assigns; however, this Agreement is personal to Consultant and may not be assigned by Consultant in whole or in part.

12.         Severability. If any provision of this Agreement shall be unlawful, void or for any reason unenforceable, it shall be deemed separable from, and shall in no way affect the validity or enforceability of, the remaining provisions of this Agreement, and the rights and obligations of the parties shall be enforced to the fullest extent possible.

13.         Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

14.         Arbitration. Other than seeking court intervention for injunctive relief, specific performance and the like, all disputes arising out of or relating in any way to Consultant’s performance of the Services hereunder, this Agreement or the termination of this Agreement, shall be adjudicated in binding arbitration as described in more detail in this Section. Any dispute submitted to arbitration pursuant to this Section shall be determined by arbitration in accordance with the rules of the Judicial, Arbitration and Mediation Services (JAMS). The parties shall mutually select a single arbitrator to hear the matter; provided that if the parties are unable to agree, the arbitrator shall be selected by JAMS. The arbitration shall be held in Los Angeles County, California. Any decision made by the arbitrator shall be final, binding and conclusive on the parties and each party to the arbitration shall be entitled to enforce such decision to the fullest extent permitted by law and entered in any court of competent jurisdiction.

15.         Notices. Unless otherwise provided herein, any notice to be given hereunder by any party to the other shall be in writing and delivered in person or by commercial overnight courier, by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

To Company:	Tandon Digital, Inc. 2655 Park Center Drive, Unit C Simi Valley, CA 93065 Attn: Jawahar Tandon
To Consultant:	David H. Clarke 14179 Laurel Trail Wellington, FL 33414

Any such notice or other communication shall be deemed received and effective upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice; (b) if delivered by commercial overnight carrier, one (1) day following the receipt of such communication by such carrier from the sender; (c) if mailed, forty-eight (48) hours after the date of posting by the United States Post Office as shown by the sender's registry or certification receipt, as the case may be; or (d) if given by facsimile, when sent. Notice of change of address shall be given by written notice in the manner detailed in this Section 15.

16.         Attorneys' Fees; Costs. If any action at law or in equity (including an arbitration) is brought to enforce or interpret the terms of this Agreement or any obligation owing hereunder, the prevailing party shall be entitled to reasonable attorneys' fees and all costs and expenses of suit or arbitration.

17.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.

CONSULTANT	TANDON DIGITAL, INC.

	By:	/s/ Jawahar Tandon
	Name:	Jawahar Tandon
/s/ David H. Clarke	Title:	Chief Executive Officer
David H. Clarke

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